UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Halozyme Therapeutics, Inc.
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HALOZYME THERAPEUTICS, INC.
SUPPLEMENT TO PROXY STATEMENT DATED MARCH 22, 2018
for the
Annual Meeting of Stockholders
To Be Held on May 2, 2018
To the Stockholders of
HALOZYME THERAPEUTICS, INC.:
Purpose of Supplement

Halozyme Therapeutics, Inc. (the “Company”) is furnishing this supplement to its proxy statement in connection with the Company’s Annual Meeting of Stockholders to be held on May 2, 2018, to provide additional information concerning Proposal 4 of the Company’s definitive proxy statement dated March 22, 2018, filed with the Securities and Exchange Commission (the “Proxy Statement”).
In Proposal 4 of the Proxy Statement, the Company is seeking stockholder approval of amendments to its 2011 Stock Plan (the “2011 Plan”) to: (i) add 8,700,000 shares to the share reserve, (ii) revise the limit on Full Value Awards that may be issued under the 2011 Plan, and (iii) prohibit paying or accruing dividends and dividend equivalents on all unvested stock options and stock appreciation rights and paying dividends on all other unvested stock awards. As described in greater detail below, the Company is supplementing the information included in Proposal 4 of the Proxy Statement to provide additional information concerning the impact of The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) on the proposal.
Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged. We urge you to read this supplement carefully and in its entirety together with the Proxy Statement. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented by this supplement. This supplement is first being distributed to shareholders on or about April 3, 2018.
Only shareholders of record as of the close of business on March 8, 2018, are entitled to receive notice of and to vote at the annual meeting.
If you have already returned your proxy card or voted over the Internet or by telephone, you do not need to vote again unless you wish to change your vote. If you have not yet voted, please do so as soon as possible. If you have already returned your proxy card or voted over the Internet or by telephone and wish to change your vote, you may do so by following the instructions below under “Additional Information - Voting; Proxies; Right to Revoke.” You may vote on the proposals by submitting a proxy card or submitting a proxy via the Internet or by telephone by following the procedures previously sent to you. Votes already cast will remain valid and will be voted at the Annual Meeting unless changed or revoked.
Important Notice Regarding the Availability of Proxy Materials for
The Stockholder Meeting to Be Held on May 2, 2018:
The Proxy Statement and this Supplement, as well as the 2017 Annual Report to Stockholders and the means to vote by Internet, are available at
www.proxyvote.com

Supplement to Proposal 4 of Proxy Statement
Additional Information regarding Proposal 4
The following information supplements the Company’s disclosures concerning Proposal 4 with respect to the tax treatment of qualified “performance-based compensation” pursuant to Section 162(m) of the Internal Revenue Code and related references to Section 162(m).
Subject to shareholder approval, in February 2018, our Board of Directors adopted amendments to our 2011 Stock Plan (the “2011 Plan”) to (i) increase the number of shares of common stock reserved for issuance pursuant to awards granted under the 2011 Plan by 8,700,000 shares to an aggregate of 34,700,000 shares, subject to adjustments permitted under the 2011 Plan, (ii) revise the limit on Full Value Awards that may be issued under the 2011 Plan, and (iii) prohibit paying or accruing dividends and dividend equivalents on all unvested stock options and stock appreciation rights and paying dividends on all other unvested stock awards. The Proxy Statement discusses those proposed amendments to the 2011 Plan and provides a copy of the 2011 Plan, as proposed to be amended.
On December 22, 2017, The Tax Cut and Jobs Act (the “Tax Act”) was signed into law. Under the Tax Act, the historical exception (to the general $1 million limitation on the deductibility of compensation paid to covered executive officers) under Section 162(m) for qualified “performance-based compensation” was eliminated, effective for the Company January 1, 2018 and subject to grandfathering of performance-based compensation awards granted prior to November 2, 2017. Accordingly, subject to limited exceptions, all compensation that the Company may now pay to a covered employee, as defined in Section 162(m) of the Code, in excess of $1 million is no longer deductible for federal tax purposes, including post-termination payments and severance. Due to the impact of the Tax Act on Section 162(m), any statements or implications in Proposal 4 of our definitive Proxy Statement regarding our ability to deduct for federal tax purposes compensation in excess of $1 million should not be relied upon in deciding how to vote. As such, the disclosure in this Supplement supersedes statements in the Proxy Statement concerning the deductibility for federal tax purposes of qualified “performance-based compensation” pursuant to Section 162(m).
As noted above, Proposal 4 proposes three discrete amendments to the 2011 Plan. There are several reasons why we did not remove the provisions of the 2011 Plan that were designed to allow for the grant of awards that satisfied the requirements for qualified “performance-based compensation”, as defined in Section 162(m). First, subject to certain conditions, the qualified “performance-based compensation” exception to the limit on deductibility for federal tax purposes continues to be available for awards granted prior to November 2, 2017. Additionally, there are and may continue to be potential state tax deductions (particularly in California) resulting from granting awards that comply with the qualified “performance-based compensation” provisions that had been contained in Section 162(m). Finally, many of the provisions of Section 162(m) that had been incorporated into various sections of the 2011 Plan are reflected in the corporate governance requirements or recommendations of institutional investors and proxy advisory services, and they align with some of the Nasdaq listing requirements. As such, the Company intends to continue to comply with the various limitations in the 2011 Plan that had been included for purposes of 162(m), even though the qualified “performance-based compensation” exception is no longer available for new awards. As a result, the Company has not elected to amend the provisions of the 2011 Plan that were designed to provide for compliance with that exception to Section 162(m). But, to the extent that the Company issues such awards in the future, it will no longer be entitled to an associated compensation deduction for federal tax purposes in excess of $1 million, as explained above.
The Compensation Committee of the Board of Directors will continue to take into account all applicable facts and circumstances in exercising its business judgment with respect to appropriate compensation plan design. Accordingly, notwithstanding the amendments to Section 162(m) under the Tax Act, the Company will likely continue granting awards under the 2011 Plan in order to maintain performance-based compensation programs which appropriately incentivize executives and link executive pay to performance.

Board Recommendation and Vote Required
Our Board of Directors continues to believe that the number of shares currently available for issuance under the 2011 Plan is not sufficient in view of our compensation structure and strategy and that the availability of the additional shares sought in Proposal 4 will ensure that we continue to have a sufficient number of shares of common stock authorized for issuance under the 2011 Plan. Our Board also continues to believe that the other proposed amendments to the 2011 Plan are in the best interest of the Company and its stockholders. Therefore, the Board recommends a vote in favor of this proposal.
The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for the approval of Proposal 4. The Board of Directors continues to recommend that you vote FOR the approval of Proposal No. 4.
Additional Information - Voting; Proxies; Right to Revoke
If you have already returned your proxy card or voted over the Internet or by telephone, you do not need to vote again unless you wish to change your vote. Your vote will be tabulated as you instructed. If you have not yet voted, please do so as soon as possible by following the instructions set forth in the Proxy Statement. If you have already returned your proxy card or already voted over the Internet or by telephone and wish to change your vote in view of the supplemental information contained herein, you may do so by following the instructions below. You may vote on all the proposals by submitting a proxy card or submitting a proxy via the Internet or by telephone by following the procedures previously sent to you. Votes already cast by stockholders will remain valid and will be voted at the Annual Meeting unless changed or revoked.
Revoking a Prior Vote
As described in the Proxy Statement, any stockholder executing a proxy has the power to revoke it at any time prior to the voting thereof at the Annual Meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described in the Proxy Statement (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our Corporate Secretary at the address below, prior to your shares being voted, (iii) voting again via the telephone or Internet; or (iv) attending the Annual Meeting and voting in person. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.
REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AS SOON AS POSSIBLE BY PROXY, EITHER VIA TELEPHONE, INTERNET OR MAIL, IN ACCORDANCE WITH THE VOTING INSTRUCTIONS PREVIOUSLY SENT TO YOU. IF YOU VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD AND RETURN IT IN THE PRE-ADDRESSED, POSTAGE-PAID ENVELOPE PREVIOUSLY SENT TO YOU AS SOON AS POSSIBLE.
Additional Information and Where to Find It
This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Annual Meeting. On March 22, 2018, the Company filed the Proxy Statement and definitive form of proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders relating to the Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE PROXY CARD AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, INCLUDING THIS SUPPLEMENT, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders can obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the “Investors” section of our corporate website at www.halozyme.com/investors/sec-filings/default.aspx?LanguageId=1 or by writing to the Company’s Secretary at Halozyme Therapeutics, Inc., 11388 Sorrento Valley Road, San Diego, California 92121.